Countrywide Home Loans
                                                  400 Countrywide Way
                                           Simi Valley, California 93065-6298


March 10, 2006


Citigroup
Re: CMLTI 2005-HE3
388 Greenwich Street, 14th FLOOR
NEW YORK, NY 10013
Attn: JOHN HANNON


OFFICER'S CERTIFICATE


I, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation. I further certify, with respect to the Servicing Agreements for Countrywide Home Loan Servicing LP, the following:

I have reviewed the activities and performance of the Servicer during the fiscal year ended December 31, 2005 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout the fiscal year.


/S/ Joseph Candelario                                      March 10, 2006
---------------------                                      ---------------
Joseph Candelario                                          Date
First Vice President
Compliance Officer
Loan Administration